UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In July 2018, CLS Nevada, Inc., a wholly-owned subsidiary of CLS Holdings USA, Inc., entered into a one-year employment agreement (the “Agreement”) with Benjamin Sillitoe whereby Mr. Sillitoe commenced serving as the Chief Executive Officer of CLS Nevada, Inc. effective July 1, 2018. The Agreement automatically renews unless either party, at least 60 days prior to such renewal, gives the other party written notice of intent not to renew.

On April 16, 2020, CLS Nevada, Inc. notified Mr. Sillitoe of its intent not to renew the Agreement and terminate his employment upon termination of the Agreement on June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: April 20, 2020	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer